SECOND AMENDMENT
                                         TO THE
                                 EASTERN UTILITIES ASSOCIATES
                                   EMPLOYEES' SAVINGS PLAN


        WHEREAS, Eastern Utilities Associates (the "Employer) previously adopted the Eastern Utilities Associates Employees' Savings Plan (the "Plan") effective January 1, 1982;

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989;

        WHEREAS, the Employer has resolved to provide Participants who have attained age fifty-seven and completed ten or more years of Service the right to reinvest up to twenty percent of the EUA Common Shares allocated to such Participant's Matching Contribution Account each Plan Year; and

        WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 13.2 of the Plan;

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended, effective April 15, 1997, as follows:

1. Article I is hereby amended by adding the following Section 1.46 thereto:

        "1.46 "Qualified Participant" shall mean a Participant who has attained age fifty-seven and completed 10 or more years of Service."


2. Article I is hereby amended by adding the following Section 1.47 thereto:

        "1.47 "Special Investment Option" shall mean the option made available to a Qualified Participant under Section 5.5 of the Plan."


3. The second sentence of Section 4.2 is hereby amended by deleting the same in its entirety and by substituting therefore the following:

        "Matching Contributions shall be invested in EUA Common Shares pursuant to Article V, subject to the rights of a Qualified Participant to elect the Special Investment Option available under Section 5.5 of the Plan and except as may otherwise be provided under the terms of a collective bargaining agreement.


4. The second sentence of Section 5.2 of the Plan is hereby amended by deleting the same in its entirety and by substituting therefore the following:

        "Matching Contributions and any Rollover Contributions from a terminated plan maintained by the Employer which were invested in EUA Common Shares shall be invested wholly in EUA Common Shares subject to the rights of a Qualified Participant t o elect the Special Investment Option available under
Section 5.5 of the Plan."


5. Section 5.4(b) of the Plan is hereby amended by deleting the first paragraph of said section in its entirety and by substituting therefore the following:

        "A Participant's Matching Contribution Account and Rollover Contribution Account attributable to amounts distributed from a terminated plan maintained by the Employer which was invested in EUA Common Shares shall be invested exclusively in EU A Common Shares, subject to the rights of a Qualified Participant to elect the Special Investment Option available under
Section 5.5 of the Plan."


6.      A new Section 5.5 of the Plan is hereby added to the Plan as follows:

5.5.    Special Investment Option.

        (a) A Qualified Participant shall have an option (the "Special Investment Option") each Plan Year to have transferred to any Fund offered from time to time under the Plan up to the amount of the Available Divestiture Amount. For purposes of this Section 5.5, the Available Divestiture Amount shall equal twenty percent of the number of the EUA Common Shares (excluding partial shares) allocated to the Participant's Matching Contribution Account and Rollover Account as the last day of t he Plan Year immediately preceding the Plan Year in which the Participant became a Qualified Participant.

        (b) If a qualified Participant either does not elect the Special Investment Option or elects to transfer less than the maximum amount available under the Special Investment Option with respect to a Plan Year, then the unused portion of an y such Special Investment Option shall not be carried forward to any subsequent Plan Year.

        (c) A Qualified Participant's election under the Special Investment Option to transfer amounts to other Funds shall be made in multiples of five percent.

        (d) The Committee shall establish such rules and regulations as it deems necessary and appropriate for the administration of the Special Investment Option.

        IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 30th day of May, 1997.


ATTEST:                                EASTERN UTILITIES ASSOCIATES



/s/ Clifford J. Hebert, Jr.           By: /s/ John R. Stevens
    Secretary


                                      Its: President



(Corporate Seal)